SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2004

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-13828	56-1505767
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Pearl Drive (City of O'Fallon)
St. Peters, MO 63376
(636) 474-5000
(Address, including zip code, and telephone number
of Principal Executive Offices)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Business Acquired

On February 17, 2004, MEMC Electronic Materials, Inc. (the "Company") filed an Item 2 and Item 7 Form 8-K with respect to the Company's acquisition of the shares of Taisil Electronic Materials Corporation ("Taisil") that the Company did not already own. In response to Item 7(a), the Company indicated that the financial statements were not included in the Form 8-K and that such financial statements, if required, would be filed by amendment within the 60 days permitted under Item 7. On March 15, 2004, the Company filed its 2003 Annual Report on Form 10-K. Based on the Company's 2003 consolidated financial statements incorporated by reference in the 2003 Annual Report on Form 10-K and based on Taisil's 2003 financial statements, the Company has concluded that the acquisition of the remaining shares of Taisil is not significant pursuant to Rule 11.01(b) of Regulation S-X. As a result, financial statements are not required to be included for this acquisition.

(b)	Pro Forma Financial Information

As indicated above, on February 17, 2004, the Company filed an Item 2 and Item 7 Form 8-K with respect to the Company's acquisition of the shares of Taisil that the Company did not already own. In response to Item 7(b), the Company indicated that the pro forma financial information was not included in the Form 8-K and that such pro forma financial information, if required, would be filed by amendment within the 60 days permitted under Item 7. On March 15, 2004, the Company filed its 2003 Annual Report on Form 10-K. Based on the Company's 2003 consolidated financial statements incorporated by reference in the 2003 Annual Report on Form 10-K and based on Taisil's 2003 financial statements, the Company has concluded that the acquisition of the remaining shares of Taisil is not significant pursuant to Rule 11.01(b). As a result, pro forma financial information is not required pursuant to Rule 11.01(c) of Regulation S-X for this acquisition.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MEMC ELECTRONIC MATERIALS, INC.
Dated: March 26, 2004	By: /s/ Thomas E. Linnen Name: Thomas E. Linnen Title: Chief Financial Officer